Exhibit 99.4
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
On July 30, 2009, Apollo UK Acquisition Company Limited (“Acquisition Company”) completed the acquisition of the entire issued and to be issued ordinary share capital of BPP Holdings plc (“BPP”), a company registered in England and Wales, for a cash purchase price of 620 pence per share. Acquisition Company is a wholly-owned subsidiary of Apollo Global, Inc. (“Apollo Global”), which is a majority-owned subsidiary of Apollo Group, Inc. (“Apollo Group”).
The following unaudited pro forma condensed combined balance sheet as of May 31, 2009 and the unaudited pro forma condensed combined statements of income for the fiscal year ended August 31, 2008 and for the nine months ended May 31, 2009 are prepared from the historical financial statements of Apollo Group and BPP after giving effect to the acquisition of BPP and after applying the assumptions, reclassifications and adjustments described in the accompanying notes to the unaudited pro forma condensed combined financial statements. The unaudited pro forma condensed combined balance sheet is presented as if the acquisition of BPP had occurred on May 31, 2009 (the end of the registrant’s third quarter of fiscal year 2009) and the unaudited pro forma condensed combined statements of income are presented as if the acquisition had occurred on September 1, 2007 (beginning of the registrant’s fiscal year 2008).
Apollo Group and BPP have different fiscal year ends. Accordingly, the unaudited pro forma condensed combined balance sheet as of May 31, 2009 combines:
•	Apollo Group’s historical unaudited condensed consolidated balance sheet as of May 31, 2009, and

•	BPP’s historical unaudited condensed consolidated balance sheet as of June 30, 2009.
The unaudited pro forma condensed combined statement of income for the fiscal year ended August 31, 2008 combines:
•	the audited historical results of Apollo Group for the fiscal year ended August 31, 2008, and

•	the unaudited historical results of BPP for the twelve months ended June 30, 2008.
The unaudited pro forma condensed combined statement of income for the nine months ended May 31, 2009 combines:
•	the unaudited historical results of Apollo Group for the nine months ended May 31, 2009, and

•	the unaudited historical results of BPP for the nine months ended June 30, 2009.
The unaudited pro forma condensed combined financial statements have been prepared from, and should be read in conjunction with, the following historical consolidated financial statements and accompanying notes contained in:
•	Apollo Group’s Annual Report on Form 10-K for its fiscal year ended August 31, 2008,

•	Apollo Group’s Quarterly Report on Form 10-Q for its quarter ended May 31, 2009, and

•	BPP’s financial statements and related footnotes for its fiscal year ended December 31, 2008, included as Exhibit 99.3, to this Form 8-K/A.
Since we will adopt the provisions of Statement of Financial Accounting Standards (“SFAS”) No. 141(R), Business Combinations, codified as ASC 805, Business Combinations, effective September 1, 2009, we have accounted for the BPP acquisition under the purchase method of accounting in accordance with SFAS No. 141, Business Combinations. Accordingly, the total estimated purchase price, calculated as described in Note 1 to these unaudited pro forma condensed combined financial statements, has been allocated on a preliminary basis to assets acquired and liabilities assumed in connection with the acquisition based on their estimated fair values as of June 30, 2009. These allocations reflect various preliminary estimates and analyses and are subject to revision as we finalize the valuation of intangible assets, property and equipment and as additional information about the fair value of other assets and liabilities becomes available. We expect our analysis to be completed within the allocation period allowed under SFAS 141.

The unaudited pro forma condensed combined financial information included herein is prepared pursuant to the rules and regulations of the U.S. Securities and Exchange Commission. Certain information and certain footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”) have been condensed or omitted pursuant to these rules and regulations; however, management believes that the disclosures are adequate to make the information presented not misleading.
The unaudited pro forma condensed combined financial information included herein is prepared using the assumptions described below and in the Notes to Unaudited Pro Forma Condensed Combined Financial Statements. The historical financial information has been adjusted to give effect to pro forma events that are directly attributable to the acquisition as described in Note 3 of the accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Statements. The unaudited pro forma condensed combined financial information does not include certain costs savings or operating synergies (or costs associated with realizing such savings or synergies) that may result from the acquisition.
The unaudited pro forma condensed combined financial statements have been prepared for illustrative purposes only and reflect preliminary estimates and assumptions based on information available at the time of the preparation, including preliminary fair value estimates of the assets acquired and net liabilities assumed as discussed above. The unaudited pro forma condensed combined financial statements are not intended to represent or be indicative of the consolidated results of operations or financial condition of Apollo Group that would have been reported had the acquisition been completed as of the dates presented and should not be taken as representative of the future consolidated results of operations or financial condition of Apollo Group.

APOLLO GROUP, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
As of May 31, 2009

	Historical
			Reclassifications to
	Apollo Group, Inc.	BPP Holdings plc	Conform to Apollo	Pro Forma		Pro Forma
($ in thousands)	May 31, 2009	June 30, 2009	Group Presentation	Adjustments		Combined
ASSETS:
Current assets
Cash and cash equivalents	$795,699	$5,037	$—	$(356,163)	A	$444,573
Restricted cash and cash equivalents	489,619	—	—	—		489,619
Marketable securities, current portion	991	—	—	—		991
Accounts receivable, net	192,612	35,926	(564)	13,318	B	241,292
Deferred tax assets, current portion	58,771	—	747	330	C	59,848
Prepaid taxes	2,367	—	—	—		2,367
Other current assets	29,681	1,763	9,804	(524)	D	40,724

Total current assets	1,569,740	42,726	9,987	(343,039)		1,279,414
Property and equipment, net	467,321	121,797	20,523	(50,824)	E	558,817
Marketable securities, less current portion	22,401	—	—	—		22,401
Goodwill	88,921	—	31,730	379,944	F	500,595
Intangible assets, net	14,691	49,737	(49,737)	191,294	G	205,985
Deferred tax assets, less current portion	80,679	3,372	(3,372)	—		80,679
Other assets	32,291	645	(582)	—		32,354

Total assets	$2,276,044	$218,277	$8,549	$177,375		$2,680,245

LIABILITIES AND SHAREHOLDERS’ EQUITY:
Current liabilities
Accounts payable	$56,965	$53,107	$(34,858)	$—		$75,214
Accrued liabilities	174,217	548	22,736	1,180	H	198,681
Current portion of long-term liabilities	119,922	38,278	5,734	160,546	I	324,480
Income taxes payable	—	5,435	(4,023)	—		1,412
Student deposits	505,685	—	19,723	—		525,408
Deferred revenue	261,158	18,587	—	—		279,745

Total current liabilities	1,117,947	115,955	9,312	161,726		1,404,940
Deferred tax liabilities	2,012	18,473	(2,625)	35,397	J	53,257
Long-term liabilities, less current portion	104,802	63,470	1,862	(55,357)	K	114,777

Total liabilities	1,224,761	197,898	8,549	141,766		1,572,974

Minority interest	13,056	988	—	55,000	L	69,044

Shareholders’ equity	1,038,227	19,391	—	(19,391)	M	1,038,227

Total liabilities and shareholders’ equity	$2,276,044	$218,277	$8,549	$177,375		$2,680,245

The accompanying notes are an integral part of these Unaudited Pro Forma Condensed Combined Financial Information.

APOLLO GROUP, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
Fiscal Year Ended August 31, 2008

	Historical
	Apollo Group, Inc.	BPP Holdings plc
	Twelve Months Ended	Twelve Months Ended	Pro Forma		Pro Forma
	August 31, 2008	June 30, 2008	Adjustments		Combined
(in thousands, except per share data)
Net revenue	$3,140,931	$322,925	$—		$3,463,856

Costs and expenses:
Instructional costs and services	1,370,878	249,417	27,130	N	1,647,425
Selling and promotional	805,395	18,703	—		824,098
General and administrative	215,192	11,679	—	O	226,871

Total costs and expenses	2,391,465	279,799	27,130		2,698,394

Income from operations	749,466	43,126	(27,130)		765,462
Interest income and other, net	33,388	(4,277)	(1,179)	P	27,932

Income before income taxes and minority interest	782,854	38,849	(28,309)		793,394
Provision for income taxes	(306,927)	(11,276)	8,197	Q	(310,006)
Minority interest, net of tax	598	(860)	(3,533)	R	(3,795)

Net income	$476,525	$26,713	$(23,645)		$479,593

Earnings per share:

Basic income per share	$2.90				$2.92

Diluted income per share	$2.87				$2.89

Basic weighted average shares outstanding	164,109				164,109

Diluted weighted average shares outstanding	165,870				165,870

The accompanying notes are an integral part of these Unaudited Pro Forma Condensed Combined Financial Information.

APOLLO GROUP, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
Nine Months Ended May 31, 2009

	Historical
	Apollo Group, Inc.	BPP Holdings plc
	Nine Months Ended	Nine Months Ended	Pro Forma		Pro Forma
	May 31, 2009	June 30, 2009	Adjustments		Combined
(in thousands, except per share data)
Net revenue	$2,898,439	$203,119	$—		$3,101,558

Costs and expenses:
Instructional costs and services	1,150,788	150,170	10,246	N	1,311,204
Selling and promotional	697,929	10,081	—		708,010
General and administrative	200,839	8,014	(1,661)	O	207,192

Total costs and expenses	2,049,556	168,265	8,585		2,226,406

Income from operations	848,883	34,854	(8,585)		875,152
Interest income and other, net	7,158	(3,774)	(879)	P	2,505

Income before income taxes and minority interest	856,041	31,080	(9,464)		877,657
Provision for income taxes	(350,045)	(10,287)	3,094	Q	(357,238)
Minority interest, net of tax	814	(522)	(2,573)	R	(2,281)

Net income	$506,810	$20,271	$(8,943)		$518,138

Earnings per share:

Basic income per share	$3.19				$3.26

Diluted income per share	$3.15				$3.22

Basic weighted average shares outstanding	158,960				158,960

Diluted weighted average shares outstanding	160,952				160,952

The accompanying notes are an integral part of these Unaudited Pro Forma Condensed Combined Financial Information.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
Note 1. Basis of Pro Forma Presentation
On July 30, 2009, Apollo Global, Inc. (“Apollo Global”), through a wholly-owned United Kingdom subsidiary Apollo UK Acquisition Company Limited, acquired the entire issued and to be issued ordinary share capital of BPP Holdings plc (“BPP”), a company registered in England and Wales, for a cash purchase price of 620 pence per share. Apollo UK Acquisition Company Limited is a wholly-owned subsidiary of Apollo Global, which is a majority-owned subsidiary of Apollo Group, Inc. (“Apollo Group”). BPP is a provider of education and training to professionals in the legal and finance industries and the BPP College of Professional Studies is the first proprietary institution to have been granted degree awarding powers in the United Kingdom.
The unaudited pro forma condensed combined financial statements have been derived from the historical consolidated financial statements of Apollo Group and BPP. The historical consolidated financial statements of BPP presented in Exhibit 99.3 herein have been prepared in accordance with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board. In the preparation of the pro forma condensed combined financial information, we did not identify any accounting differences between IFRS and U.S. GAAP accounting standards that would require a significant adjustment to BPP’s historical consolidated financial statements and thus no adjustments have been reflected in the unaudited pro forma condensed combined financial statements. The unaudited pro forma condensed combined financial information included herein reflects the following:
•	Reclassification of certain amounts in the historical BPP consolidated balance sheet to conform to Apollo Group’s classification and presentation; and

•	Preliminary estimated adjustments to record assets and liabilities of BPP at respective fair value. These estimates are subject to revision as we finalize the valuation of intangible assets, property and equipment and as additional information about the fair value of other assets and liabilities becomes available. We expect our analysis to be completed within the allocation period allowed under SFAS No. 141.
For purposes of presenting the unaudited pro forma condensed combined financial information, the historical consolidated income statement information of BPP was translated into U.S. dollars using an exchange rate of £1.00 = $2.00435 for the twelve months ended June 30, 2008 and for the nine months ended June 30, 2009, using an exchange rate of £1.00 = $1.52126. These exchange rates represent the average exchange rate for each respective period. The historical consolidated balance sheet information of BPP at June 30, 2009 was translated into U.S. dollars using an exchange rate of £1.00 = $1.6520, representing the exchange rate on June 30, 2009.
The unaudited pro forma condensed combined financial information is presented for illustrative purposes only and is not necessarily indicative of the results of operations or financial position had the acquisition been consummated at the beginning of the period presented, nor is it necessarily indicative of the results of operations in future periods or the future financial position of the combined entities.
The unaudited pro forma condensed combined financial information has been accounted for under the purchase method of accounting, giving effect to the acquisition of BPP by Apollo Group as if the acquisition had occurred as of the beginning of the earliest period presented. The purchase price was preliminarily allocated to the assets acquired and the liabilities assumed based on their estimated fair values.
We have presented the purchase price summary and preliminary purchase price allocation as of the following dates:
•	June 30, 2009, the date of BPP’s historical balance sheet that is included in the condensed combined pro forma balance sheet; and

•	July 30, 2009, for informational purposes only, reflecting the date the transaction closed.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
A summary of the purchase price is as follows:

($ in thousands)	June 30, 2009	July 30, 2009
Cash paid for the outstanding common stock of BPP	$506,459	$506,459
Debt assumed	81,995	84,306
Transaction-related costs	10,821	10,821

Total purchase price	$599,275	$601,586

A summary of the preliminary purchase price allocation is as follows:

($ in thousands)	June 30, 2009	July 30, 2009
Net working capital (deficit)	$(34,058)	$(44,015)
Property and equipment	91,496	90,428
Intangibles	191,294	191,294
Goodwill	411,674	425,638
Deferred taxes, net	(50,168)	(50,201)
Other long-term liabilities	(9,975)	(10,553)
Minority interest	(988)	(1,005)

Total allocated purchase price	599,275	601,586
Less: Debt assumed	(81,995)	(84,306)
Less: Cash acquired	(5,037)	(7,214)

Acquisition, net of cash acquired	$512,243	$510,066

The acquisition resulted in goodwill that is primarily attributable to potential strategic and financial benefits expected to be realized associated with future student growth and access to new markets.
A summary of the identifiable intangible assets acquired and estimated useful lives, based on our preliminary purchase price allocation, is as follows:

		Weighted
	Estimated	Average
($ in thousands)	Fair Value	Useful Life
Finite-lived intangible assets
Copyrights	$20,891	5 years
Student relationships	20,049	3 years
Other	10,364	3 years

Finite-lived intangible assets	51,304

Indefinite-lived intangible assets
Trademarks	134,068	indefinite
Accreditations and designations	5,922	indefinite

Indefinite-lived intangible assets	139,990

Total acquired intangible assets	$191,294

The acquired finite-lived intangible assets are amortized using either an accelerated method to reflect the economic useful life of the asset or on a straight-line basis.
The purchase price allocations are preliminary and subject to revision as we finalize the valuation of intangible assets, property and equipment and as additional information about the fair value of other assets and liabilities becomes available. We expect our analysis to be completed within the allocation period allowed under SFAS No. 141.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
Note 2. Reclassifications
Certain amounts in BPP’s historical consolidated balance sheet have been reclassified to conform to Apollo Group’s classification and presentation. These reclassifications primarily relate to the following:
•	Reclassifying certain working capital items primarily between accounts receivable, accounts payable, accrued liabilities and student deposits.

•	Reclassifying certain software assets and BPP historical goodwill from intangible assets to property and equipment and goodwill.

•	Reclassifying current and long-term portions of long-term liabilities and deferred tax assets and liabilities.
Note 3. Pro Forma Adjustments
The following pro forma adjustments have been reflected in the unaudited pro forma condensed combined financial information. All adjustments are based on current assumptions and valuations which are subject to change. The accompanying unaudited pro forma condensed combined financial information has been prepared as if the acquisition had been completed on September 1, 2007 (beginning of the registrant’s fiscal year 2008) for statement of income purposes and at May 31, 2009 (the end of the registrant’s third quarter of fiscal year 2009) for balance sheet purposes.
Balance sheet pro forma adjustments were translated into U.S. Dollars using an exchange rate of £1.00 = $1.6520 on June 30, 2009. Statement of income pro forma adjustments were translated into U.S. Dollars using an exchange rate of £1.00 = $1.99081 for the twelve months ended August 31, 2008 and using an exchange rate of £1.00 = $1.53968 for the nine months ended May 31, 2009. These exchange rates represent the average exchange rate for each respective period.
The unaudited pro forma condensed combined financial information includes the following pro forma assumptions and adjustments:
     ($ in thousands)

Cash and cash
A	equivalents	Description
	$106,117	Reflects the borrowing amount under Apollo Group’s $500 million revolving credit agreement used to finance the acquisition.
	55,000	Reflects the cash contribution received from Apollo Global’s minority shareholder.
	(506,459)	Reflects the cash consideration paid by Apollo Global to the BPP shareholders in connection with the acquisition.
	(10,821)	Reflects Apollo’s transaction costs associated with the acquisition.

$(356,163)

B	Accounts receivable, net	Description
	$13,318	Reflects the receivable for proceeds from BPP stock options outstanding related to the transaction.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Deferred tax
assets, current
C	portion	Description
	$330	Reflects the current portion of deferred tax assets associated with the fair value adjustments, computed using an effective tax rate of 28%.

Other current
D	assets	Description
	$(524)	Reflects adjustment to write-off deferred financing fees in purchase accounting.

Property and
E	equipment, net	Description
	$(50,824)	Reflects the preliminary fair value adjustment associated with the tangible fixed assets acquired.

F	Goodwill	Description
	$379,944	Reflects the residual goodwill as a result of the acquisition based on the preliminary purchase price allocation at June 30, 2009. Refer to Note 1, Basis of Pro Forma Presentation, for the preliminary purchase price allocation.

Intangible
G	assets, net	Description
	$191,294	Reflects the preliminary estimate of the intangible assets acquired in the acquisition. Refer to Note 1, Basis of Pro Forma Presentation, for further discussion of the nature, amounts and amortization methods of the various identifiable intangible assets.

Accrued
H	liabilities	Description
	$1,180	Reflects the recognition of the liability for separation payments due to former employees of BPP.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Current
portion of long-
I	term liabilities	Description
	$106,117	Reflects the borrowing amount under Apollo Group’s $500 million revolving credit agreement used to finance the acquisition.
	58,233	Reflects the reclassification of short-term debt from long-term liabilities whose maturity date is now within one-year of the acquisition date resulting from change in control provisions in the agreement.
	2,350	Reflects the fair value adjustment for a buy-out obligation triggered by BPP’s change in control provisions in a joint venture agreement.
	(6,154)	Reflects the fair value adjustment for the deferred rent liability of BPP.
$160,546

Deferred
J	tax liabilities	Description
	$35,397	Reflects the long-term portion of deferred tax liabilities associated with the fair value adjustments, computed using an effective tax rate of 28%.

Long-term
liabilities, less
K	current portion	Description
	$3,455	Reflects the fair value adjustment to the obligation to return certain leased properties to a specified condition using current discount rates and assumptions at the acquisition date.
	(771)	Reflects the fair value adjustment for the deferred rent liability of BPP.
	192	Reflects adjustment to the deferred financing fees.
	(58,233)	Reflects the reclassification of long-term debt to current portion of long-term liabilities whose maturity date is now within one-year of the acquisition date resulting from change in control provisions in the debt agreement.

$(55,357)

Minority
L	interest	Description
	$55,000	Reflects the capital contribution made by Apollo Global’s minority shareholder to fund the transaction.

Shareholders’
M	equity	Description
	$(19,391)	Reflects the elimination of the historical shareholders’ equity of BPP.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

	Instructional costs and
N	services
	Interim	Annual	Description
	$10,778	$28,046	Reflects amortization expense of acquired finite-lived intangible assets resulting from the acquisition. Refer to Note 1, Basis of Pro Forma Presentation, for further discussion of the nature, amounts, useful lives and amortization methods of the acquired finite-lived intangible assets.
	(532)	(916)	Reflects depreciation expense based on adjustments to fair value for certain tangible fixed assets acquired, using the remaining estimated useful lives of 25 years for such assets.

	$10,246	$27,130

O	General and administrative
	Interim	Annual	Description
	$(1,661)	$—	Reflects the removal of non-recurring acquisition related costs recorded in BPP’s historical income statement during the period ended June 30, 2009.

	Interest income and other,
P	net
	Interim	Annual	Description
	$(879)	$(1,179)	Reflects the interest expense, using the current interest rate of 1.096%, on the borrowing of $106.1 million under Apollo Group’s $500 million revolving credit agreement used to finance the acquisition. Actual interest rates can vary from the current rate disclosed. A hypothetical 1/8% percentage variance in the variable interest rate could increase (decrease) pre-tax net income by $0.1 million for both the interim and annual periods.

Q	Provision for income taxes
	Interim	Annual	Description
	$3,094	$8,197	Reflects the income tax benefit of the pro forma adjustments using the statutory tax rate in effect at the time the pro forma adjustments are presented. The statutory tax rate in the United Kingdom was 30% through December 31, 2007 and then decreased to 28% effective January 1, 2008.

R	Minority interest, net of tax
	Interim	Annual	Description
$245	$180	Reflects the dilution of Carlyle Group’s interest in Apollo Global’s historical operating results. As a result of the BPP acquisition, Carlyle Group’s interest in Apollo Global decreased from 19.9% to 13.9%.

	(2,818)	(3,713)	Reflects Carlyle Group’s interest in BPP’s historical operating results.
	$(2,573)	$(3,533)

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
Note 4. Disclosure of Omitted Period Results
The unaudited pro forma condensed combined statements of income do not contain BPP’s operating results for the period between July 1, 2008 and September 30, 2008. BPP’s revenues and net income (loss) for this period were $64.2 million and ($3.9) million, respectively. There were no unusual charges or adjustments recorded during this omitted period. BPP’s operating results for this period were translated into U.S. dollars using an exchange rate of £1.00 = $1.89688 for the three months ended September 30, 2008, which represents the average exchange rate for the period.